Exhibit 32.1

CERTIFICATION PURSUANT

TO SECTION 1350 OF TITLE 18

OF THE UNITED STATES CODE (18 U.S.C. 1350)

In connection with the Quarterly Report of Independence Tax Credit Plus L.P. II on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, Mark B. Hattier, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.

By:	/s/ Mark B. Hattier
Mark B. Hattier
Chief Financial Officer of Centerline Capital Group LLC November 13, 2015